UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2008

ARCADIA RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

9229 Delegates Row, Suite 260, Indianapolis, Indiana 46240

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 569-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Compensatory Arrangements of Certain Officers

(e) Material Compensatory Plan

On May 1, 2008, the Board of Directors (the "Board") of Arcadia Resources, Inc. (the "Company") and the Compensation Committee of the Board approved the Arcadia Resources, Inc. 2008 Executive Performance Based Compensation Plan (the "Plan"), subject to stockholder approval at the annual meeting of stockholders to be held in 2008.

On July 14, 2008 (after determining that, due to the fact that the maximum amount of compensation payable to any of the five (5) most highly compensated employees of the Company will not exceed one million dollars ($1,000,000) in any foreseeable fiscal year, stockholder approval of the Plan is not currently necessary) the Board approved an amendment to the Plan (the "Amendment") removing the requirement that stockholder approval be obtained in order for the Plan to be effective. The Amendment also provides that when determined by the Board to be necessary and appropriate under Section 162(m) of the Internal Revenue Code, as amended ("IRC"), the Plan shall be submitted for the approval of the Company's shareholders at the next following annual meeting of shareholders. In the event that the Plan is not so approved by shareholders after having been submitted for approval after recommendation by the Board, the Plan shall cease to be effective and will terminate with respect to all subsequent Plan years.

The material features of the Plan are described below. This summary is subject to and qualified in its entirety by the full text of the Plan and the Amendment which are filed as exhibits to this Current Report on Form 8-K.

Purpose. The Plan is intended to motivate and reward key executives of the Company for performance that will result in superior financial results for the Company and create long-term value for shareholders of the Company by: (a) encouraging participants to focus decision-making and behavior on goals that are consistent with the overall business strategy of the Company; (b) reinforcing a pay-for-performance culture for the Company; and (c) allowing the Company to attract and retain employees with the skills critical to the Company's long-term success. Awards granted pursuant to the Plan are designed to qualify as "performance-based" compensation under IRC Section 162(m).

Effective Date; Term of Plan. The effective date of the Plan is May 1, 2008 and shall first apply to the Company's 2009 Plan year (April 1, 2008 to March 31, 2009). The Plan shall continue until terminated under the specified provisions of the Plan.

Establishment of Annual Performance Goals. Participants under the Plan shall be eligible for awards based upon the performance of certain Company goals, division goals and/or individual participant goals. Company goals may be established by the administrator of the Plan in any of the following Company areas: (i) EBITDA; (ii) annual revenue; (iii) cash position; (iv) earnings per share; (v) net income; (vi) operating cash flow; (vii) operating income; (viii) return on assets; (ix) return on equity; (x) return on sales; (xi) total stockholder return; or (xii) any other Company goal established by the Plan administrator as long as such goal is within the meaning of IRC Section 162(m). Division goals may be established by the Plan Administrator in any of the following division areas: (i) EBITDA; (ii) annual revenue; (iii) net income; (iv) operating income; or (v) any other division goal established by the Plan administrator as long as such goal is within the meaning of IRC Section 162(m). Individual goals may be established by the Plan administrator in any one or more individual result areas as established by the Plan administrator, so long as such goals is within the meaning of IRC Section 162(m). The Plan administrator may assign weighting to each of the Company result areas, the division result areas and the individual result areas as it determines appropriate, such that the total equals one hundred percent (100%). The participant goals need to be set forth in writing.

Target Award Determination. The Plan administrator shall establish a target award for each participant for the applicable performance period.

Determination of Payout Formula. The Plan administrator shall establish a payout formula in order to determine the award payable to each participant. Each payout formula: (i) shall be set forth in writing; (ii) shall be based on a comparison of actual performance for such Company result area, division result area and/or individual result area to the performance goals established in relation to those areas; (iii) may provide for the payment of a specified percentage of a participant's target award if one or more of the applicable performance goals for the applicable period are achieved; and (iv) may provide for an award that is more or less than the participant's target award, depending upon on whether actual performance exceeds or falls below one or more of the performance goals.

Limitation on Awards; Determination of Awards; Payment of Awards. No participant shall be eligible to receive an award that is greater than 100% of such participant's annual base salary for the applicable performance period. The actual performance referenced in the payout formula description shall be based upon the consolidated financial statements that are reviewed or audited, as applicable, by the Company's certified public accountants. All awards will be paid in cash, common stock or a combination of the two at the discretion of the Plan administrator. In order for any participant to receive an award under the Plan, the participant must be employed on the last day of the performance period for which an award is to be made.

Participation. Employees of the Company who are eligible to participate under the Plan shall be the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Executive Vice Presidents, the Senior Vice Presidents any other executive officer and any other officer selected by the Plan administrator as eligible to participate. No person shall automatically be entitled to participate in the Plan.

Plan Administrator. The Plan administrator shall be either (i) the Compensation Committee of the Board, or (ii) a subcommittee of the Compensation Committee of the Board which shall consist of two (2) or more members of the Board who are not employees of the Company and who otherwise qualify as "outside directors" within the meaning of IRC Section 162(m).

Termination of Employment, Death or Permanent Disability. If a participant's employment is terminated during the performance period, except on account of death or permanent disability, the participant is no longer eligible to participate in the Plan and will not be eligible for any partial award. If a participant dies or becomes permanently disabled during the applicable performance period, a prorated award may be made to the participant or the participant's estate, as applicable. The prorated award shall be based on the number of completed months and amount of active employment with the Company and the level of performance achieved during such period.

Amendment of the Plan. The Board can amend the Plan at any time. However, no amendment can be made that impairs any payments made to participants prior to such amendment, unless the Board determines that the amendment is in the best interests of all participants who have been granted awards. In addition, no amendments can cause an increase in the amount to be paid by an award. And finally, no amendment can cause an award paid to fail to qualify as performance based compensation under IRC Section 162(m).

Item 9.01 Financial Statements and Exhibits.

(d) The following materials are attached as exhibits to this Current Report on Form 8-K:
Exhibit Number	Exhibit Description
10.1	Arcadia Resources, Inc. 2008 Executive Performance Based Compensation Plan, dated as of May 1, 2008.
10.2	Amendment No. One to Arcadia Resources, Inc. 2008 Executive Performance Based Compensation Plan, dated as of July 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Arcadia Resources, Inc. By: /s/ Michelle M. Molin Michelle M. Molin Its: General Counsel, Executive Vice President and Secretary

Dated: July 16, 2008